UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 5, 2009, MAP Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., as representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to a public offering of 3,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The price to the public is $9.70 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $9.12 per share. The Company expects the net proceeds from the sale of the Shares to be approximately $31.4 million, after underwriting fees and estimated offering expenses. In addition, the Company has granted the Underwriters a 30-day option to purchase up to an additional 500,000 shares of Common Stock to cover over-allotments. Deutsche Bank Securities Inc. is acting as Sole Book-Running Manager for the offering. Leerink Swann LLC is acting as Co-Lead Manager and Wedbush PacGrow Life Sciences is acting as Co-Manager.

The offering is being made pursuant to a shelf registration statement on Form S-3 the Company filed with the Securities and Exchange Commission on February 13, 2009, as amended on April 16, 2009, which became effective on May 5, 2009 (Registration Statement No. 333-157339). The offering is expected to close on or about August 11, 2009, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement. A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated herein by reference, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. A copy of the opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events

On August 5, 2009, we issued a press release announcing the commencement of the public offering described in Item 1.01 of this Current Report on Form 8-K. On August 6, 2009, we issued a press release announcing the pricing of the public offering described in Item 1.01 of this Current Report on Form 8-K. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 5, 2009, between the Company and Deutsche Bank Securities Inc., as representative of the several underwriters.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

99.1	Press Release of MAP Pharmaceuticals, Inc., dated August 5, 2009.

99.2	Press Release of MAP Pharmaceuticals, Inc., dated August 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2009

MAP PHARMACEUTICALS, INC.

By:	/s/ Charlene A. Friedman
Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
1.1	Underwriting Agreement, dated August 5, 2009, between the Company and Deutsche Bank Securities Inc., as representative of the several underwriters.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

99.1	Press Release of MAP Pharmaceuticals, Inc., dated August 5, 2009.

99.2	Press Release of MAP Pharmaceuticals, Inc., dated August 6, 2009.